Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of November 16, 2020, by and between Health-Right Discoveries, Inc., a Florida corporation (the “Company”), and GPB Debt Holdings II LLC (“Lender”).

WHEREAS:

A.       The Company is indebted to Lender, as evidenced by that certain Senior Secured Promissory Note, dated September 29, 2017, in the original principal amount of $5,000,000 (the “ Original Note”).

B.       The Original Note matured on September 29, 2020 and has a balance of $5,834,508 due thereunder;

C.       The Company and the Lender have agreed to exchange the Original Note for a (i) a $1,000,000 cash payment upon the execution of this Agreement; (ii) a new Senior Secured Promissory Note from the Company in the principal amount of $3,500,000, in the form attached hereto as Exhibit C (the “New Note”); and (iii) such number of shares of the Company’s common stock, $0.001 par value, which when added to the current number of shares of the Company’s common stock owned by Lender shall represent twenty five percent (25%) of the fully diluted outstanding securities of the Company on a fully converted basis (the “Shares”); the New Note and the Shares are collectively referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.       Exchanges.

1.1       Exchange. Lender and the Company hereby exchange the Original Note, including all remaining accrued interest thereon, which Original Note together with all accrued interest thereon, will be immediately cancelled by the Company, for the Securities, without the payment of any additional consideration. In connection with the issuance of the New Note, the Company shall enter into that certain Amended and Restated Security Agreement, dated as of November 1, 2020, with Lender (the “Security Agreement”; this Agreement, the New Note, the Security Agreement together with any documents securing the liens of the Lender thereunder, and any related documents are hereinafter collectively referred to as the “Transaction Documents”).

1.2       Delivery. In exchange for the Original Note, the Company hereby issues to Lender the Securities and upon execution of this Agreement shall pay to Lender via wire transfer to the account set forth on Exhibit B hereto a $1,000,000 cash payment.

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2.         Company Representations and Warranties.

2.1       Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities and the granting of a first lien, senior security interest to secure the New Note, have been duly authorized by the Company. This Agreement and each of the Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

2.2       No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and by the Transaction Documents (including, without limitation, the issuance of the Securities) will not: (i) result in a violation of the organizational documents of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to have a material adverse effect on the Company.

2.3       Representations and Warranties. Except as set forth on Schedule 2.3 hereto, the representations and warranties of the Company set forth in Section 3.1 of that certain Securities Purchase Agreement, dated September 29, 2017 (the “Purchase Agreement”), by and between the Company and Lender, are true and correct as of the date hereof.

2.4       Capitalization. Set forth on Schedule 2.4 hereto, is the current capitalization of the Company, which sets forth the issued and outstanding equity securities, debt securities and all securities convertible or exercisable into equity or debt of the Company. Except as set forth on Schedule 2.4 hereto, none of the outstanding capital stock of the Company is entitled or subject to any purchase option, call option, right of first refusal, preemptive right, right of participation, subscription right or any similar right. The Company is not under any obligation or bound by any contract or agreement pursuant to which it may become obligated (i) to issue, repurchase, redeem or otherwise acquire any outstanding capital stock of the Company; or (ii) make any investment (in the form of a loan or capital contribution) in any other entity.

3.       Lender Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Lender represents, warrants and covenants with and to the Company as follows:

3.1       Ownership of the Original Note. Lender owns the Original Note free and clear of any liens and the Original Note has not been pledged to any third party. Lender has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Original Note or any portion thereof. No person other than Lender has any right or interest in the Original Note.

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3.2       Proceedings. To the knowledge of Lender, no proceedings relating to the Original Note are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect Lender’s right and ability to surrender and exchange the Original Note.

3.3       Reliance on Exemptions. Lender understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements and acknowledgments of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Securities.

3.4       No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.5       Validity; Enforcement. Lender has the requisite power and authority to enter into and perform its obligations under this Agreement and to exchange the Original Note in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and shall constitutes the legal, valid and binding obligations of Lender enforceable against Lender in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.6       No Conflicts. The execution, delivery and performance by Lender of this Agreement and the consummation by Lender of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Lender; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Lender is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Lender, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform its obligations hereunder

3.7       Action. The Lender has taken no action that would impair its ability to exchange the Original Note.

3.8       No Public Sale or Distribution. The Lender is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted thereunder. The Lender does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public securities in violation of applicable securities laws.

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3.9       Information. The Lender and its advisors, if any, are knowledgeable, sophisticated and experienced in making, and Lender is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the exchange of the Note for the Securities and have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Lender understands that its investment in the Securities involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

3.10       Accredited Investor. The Lender is an accredited investor pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended.

3.11       Legend. Lender acknowledges that (i) the sale and resale of the Securities have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws, and the Securities may not be transferred unless (a) such securities are sold pursuant to an effective registration statement under the Securities Act of 1933 Act, as amended or (b) Lender shall have delivered to the Company an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, the substance of which opinion shall be reasonably acceptable to the Company. Until such time as the Securities have been registered under the Securities Act of 1933 Act, as amended or may be sold pursuant to an exemption thereunder, the Securities shall bear a restrictive legend in substantially the following form:

“THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

4.       Miscellaneous.

4.1       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (other than Sections 5-1401 and 5-1402 of New York’s General Obligations Law). The Parties irrevocably consent to the exclusive jurisdiction and venue of any state or federal court within New York County, New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

4.2       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Delivery of signatures by pdf or other electronic transmission shall be legal, valid and binding execution and delivery.

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4.3       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.4       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.5       Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Lender and the Company with respect to the matters discussed herein including without limitation, the Purchase Agreement, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, none of the Company or the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Lender. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, Lender and the Company have caused this Agreement to be duly executed as of the date first written above.

HEALTH-RIGHT DISCOVERIES, INC.

By:	/s/ David Hopkins
David Hopkins, Chief Executive Officer

GPB DEBT HOLDINGS II LLC

By:	/s/ David Gentile
Name: David Gentile
Title: Manager

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